Asia Time Reports 2008 First Quarter Financial Results

Reports 74.4% Year-over-Year Revenue Growth and $2.4 Million in Net Income
HONG KONG & LOS ANGELES--(BUSINESS WIRE)--Asia Time Corporation (Amex: TYM - News)(“Asia Time”) today announced financial results for the first quarter ended March 31, 2008.

Financial Highlights

•	Revenue growth of 74.4% year-over-year to $36.8 million compared with $21.1 million for the first quarter of 2007

•	63% increase in watch movements segment sales; and complete watch segment sales more than doubled year-over-year

•	Net income of $2.4 million, or $0.08 per diluted share, compared to first quarter 2007 net loss of $193,000, or $0.01 per diluted share

“First quarter 2008 was another successful growth period for Asia Time, driven by year-over-year growth of 63% in watch movements and more than double the sales of completed watches,” said Kwong Kai Shun, Chairman and CEO of Asia Time. “Our strategy for growth this year involves leveraging our position as a major upstream supplier to expand our core quartz movement business into proprietary branded quartz movements and to produce mechanical movements and completed watches. We are also pursuing opportunities to enter the Chinese retail market through potential strategic partnerships or alliances. We remain on track for our targeted growth of 30% in both revenue and net earnings for 2008.”

2008 First Quarter Financial Results

Net sales for the first quarter ended March 31, 2008 increased 74.4% to $36.8 million, compared with $21.1 million for the first quarter ended March 31, 2007.

First quarter gross profit increased 76.4% to $5.7 million, compared with $3.2 million for the first quarter of 2007. Gross margin was 15.4% for the first quarter of 2008, compared to 15.2% for the first quarter of 2007. The increase in gross margin was primarily attributable to an increase in sales of high-end products and improved economies of scale. Sales of watch movements increased 63.0% to $31.3 million for the first quarter of 2008 from $19.2 million for the first quarter of 2007. Sales of completed watches increased to $5.5 million for the first quarter of 2008 from $1.9 million for the first quarter of 2007.

Administrative and other operating expenses totaled $1.6 million for the first quarter of 2008 compared with $2.0 million for the first quarter of 2007. The 2007 period includes a one-time recognition of $1.6 million of stock-based compensation pursuant escrow shares provided to Asia Time’s CEO, Kwong Kai Shun related to the January 2007 private. There is no such expense in the comparable 2008 period. Administrative and other operating expenses in the first quarter of 2008 includes a stock-based business consulting fee of $700,000 and an increase in professional fees related to reporting requirements as a public company and additional employees and upgraded staff benefits.

Income taxes for the first quarter of 2008 were $812,000, or 2.2% of net sales, compared with $403,000, or 1.9% of net sales, for the first quarter of 2007. There were no significant changes in taxation rates and deferred taxation during the comparable periods.

Net income for the first quarter of 2008 was $2.4 million, or $0.08 per diluted share, based on 28.9 million weighted average shares outstanding. This compares with first quarter 2007 net loss of $193,000, or $0.01 per diluted share, based on 23.8 million weighted average shares outstanding. First quarter 2007 net loss included $736,000 in non-recurring reverse merger-related fees and costs.

Balance Sheet and Financing

At March 31, 2008, Asia Time’s cash and cash equivalents totaled $1.4 million and total assets were $57.9 million. Working capital totaled $28.4 million.

The Company completed a public offering of its common stock on February 15, 2008, consisting of 963,700 shares of common stock at a price of $3.50 per share, including exercise of the over-allotment option.

Financial Targets

Asia Time reiterated its financial targets and expansion strategies:

•	Target 30% growth in both revenue and net earnings for 2008 and 2009;

•	Increase focus on the complete watch market in China;

•	Expand sales force in China to reach the Eastern and Northern regions; and

•	Pursue strategic acquisitions of China-based facilities for low-cost, in-house manufacturing capabilities.

Investment Community Conference Presentation

Michael Mak, Asia Time’s Director and Corporate Secretary will make an investment community conference presentation on Tuesday, May 20, 2008, at 2:45 p.m. Eastern time at the Brean Murray, Carret & Co. All-Cap All-China Conference. The conference will be held at The Waldorf=Astoria in New York City.

A live audio webcast and slide presentation will be available via the Internet by visiting the Investor Relations section of the Asia Time’s site at www.asiatimecorp.com. An archived presentation will be available on the Web site for 90 days.

About Asia Time Corporation

Asia Time is a watch movement and watch distributor headquartered in Hong Kong. The Company distributes watch movement components used in the manufacture and assembly of watches to a wide variety of timepiece manufacturers. Asia Time markets more than 350 products from over 30 vendors, including such market leaders as Citizen, Seiko and Ronda. For more information, please visit www.asiatimecorp.com.

To be added to the Company’s email distribution for future news releases, please send your request to asiatime@finprofiles.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements," as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to, our dependence on a limited number of suppliers, cyclicality of our business, decline in the value of our inventory, significant order cancellations or delays, competitive nature of our industry, vulnerability of our business to general economic downturn, our ability to obtain all necessary government certifications and/or licenses to conduct our business, changes in the laws of the People's Republic of China that affect the Company's operations, development of a public trading market for the Company's securities, cost of complying with current and future governmental regulations and the impact of any changes in the regulations on the Company's operations and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The risks included here are not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Recent Accounting Restatements in December 2007 and February 2008

In December 2007 and February 2008, the Company determined that it had accounting inaccuracies in previously reported financial statements and decided to restate our financial statements for the years ended December 31, 2006, 2005, and 2004, the three months ended March 31, 2007, the three months and six months ended June 30, 2007, and the three months and nine months September 30, 2007. The restatements for the foregoing periods related to the correction of errors with respect to the accounting for inventory by adjusting watch movement costing for the effects of vendor incentives from an as received basis to an accrual basis, as we were able to estimate the value of the incentives as inventory is purchased, the accounting for fees and costs related to the January 2007 reverse merger as a charge to operations, and the recognition of stock-based compensation cost related to the Escrow Shares. As a result of these adjustments, various income tax calculations were also revised, which effected net income and also caused reclassifications to cash flows. The Company also corrected average and actual shares outstanding retroactively (and related earnings per share calculations) to reflect the January 2007 reverse merger. The Company also made various changes to footnote disclosures relating to these revisions.

ASIA TIME CORPORATION
(Formerly SRKP 9, Inc.)

CONSOLIDATED BALANCE SHEETS
(Stated in US Dollars)

	As of
	March 31,	December 31,
	2008	2007
	(Unaudited)	(Audited)
		$$
ASSETS
Current Assets :
Cash and cash equivalents	1,359,973	6,258,119
Restricted cash	7,962,355	8,248,879
Accounts receivable	22,526,025	14,341,989
Prepaid expenses and other receivables	8,927,087	7,704,999
Inventories, net	12,057,512	12,370,970

Total Current Assets	52,832,952	48,924,956
Deferred tax assets	29,991	29,929
Property and equipment, net	4,392,962	1,891,709
Leasehold lands	-	-
Held-to-maturity investments	300,848	300,231
Intangible assets	38,088	48,012
Restricted cash	257,003	256,476

TOTAL ASSETS	57,851,844	51,451,313

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities :
Accounts payable	195,618	1,310,809
Other payables and accrued liabilities	193,091	132,507
Income taxes payable	3,101,525	2,293,887
Bank borrowings	20,918,549	20,438,479

Total Current Liabilities	24,408,783	24,175,682

Convertible bond payables	4,842,229	345,461
Deferred tax liabilities	57,071	56,953

TOTAL LIABILITIES	29,308,083	24,578,096

ASIA TIME CORPORATION
(Formerly SRKP 9, Inc.)

CONSOLIDATED BALANCE SHEETS (Cont’d)
(Stated in US Dollars)

	As of
	March 31, 2008 (Unaudited)	December 31, 2007 (Audited)
	$	$
STOCKHOLDERS’ EQUITY
Preferred stock
Par value: 2008 - US$0.0001 (2007 - US$0.0001)
Authorized: 2008 - 10,000,000 shares (2007 - 10,000,000 shares)
Issued and outstanding: 2008 - 1,627,888 issued (2007 - 2,250,348 issued)	163	225
Common stock
Par value: 2008 US$0.0001 (2007 - US$0.0001)
Authorized: 100,000,000 shares
Issued and outstanding: 2008 - 24,942,789 shares (2007 - 23,156,629 shares)	2,494	2,316
Additional paid-in capital	12,636,308	13,481,036
Accumulated other comprehensive income	39,331	(28,404)
Retained earnings	15,865,465	13,418,044

TOTAL STOCKHOLDERS’ EQUITY	28,543,761	26,873,217

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	57,851,844	51,451,313

ASIA TIME CORPORATION
(Formerly SRKP 9, Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in US Dollars)

	Three months ended March 31,
	2008	2007
	(Unaudited)	(Unaudited)
	$	$

Net sales	36,825,248	21,118,142
Cost of sales	(31,146,298)	(17,898,978)

Gross profit	5,678,950	3,219,164
Other operating income	25,663	48,497
Depreciation	(307,573)	(65,431)
Administrative and other operating expenses, including Stock-based compensation	(1,583,191)	(2,046,406)

Income from operations	3,813,849	1,155,824

Fees and costs related to reverse merger	-	(736,197)
Non-operating income	46,852	29,929
Interest expenses	(601,634)	(239,429)

Income before taxes	3,259,067	210,127
Income taxes	(811,646)	(402,667)

Net income/(loss)	2,447,421	(192,540)

Earnings/(loss) per share of common stock
- Basic	0.10	(0.01)
- Diluted	0.08	(0.01)

Weighted average number of shares of common stock
- Basic	24,060,247	23,156,629
- Diluted	28,912,901	23,791,079

Contact:
Financial Profiles, Inc.
Kristen McNally/Brandi Floberg, 310-277-4711
asiatime@finprofiles.com